UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BRAINSTORM CELL THERAPEUTICS INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BRAINSTORM CELL THERAPEUTICS INC.
1325 AVENUE OF AMERICAS, 28TH FLOOR

NEW YORK, NY 10019

(201) 488-0460

October 1, 2020

Dear Stockholder:

Brainstorm Cell Therapeutics Inc. will hold its 2020 Annual Meeting of Stockholders, or Annual Meeting, on November 10, 2020 beginning at 10:00 a.m., Eastern time. Due to health concerns about the coronavirus, or COVID-19 pandemic, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be held as a virtual meeting, conducted via the internet as a live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BCLI2020. We look forward to your attending either virtually or by proxy. The enclosed notice of meeting, the proxy statement, and the proxy card from the Board of Directors describe the matters to be acted upon at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, your shares should be represented, and we encourage you to complete, execute and submit the proxy card sent to you. Individualized details regarding voting of your shares (by mail, internet or telephone, as permitted) are included in the materials sent to you.

We strongly encourage you to vote your shares by proxy prior to the Annual Meeting and, if you plan to attend the Annual Meeting, to do so virtually via the Internet.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,

/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer

BRAINSTORM CELL THERAPEUTICS INC.
1325 AVENUE OF AMERICAS, 28TH FLOOR

NEW YORK, NY 10019

(201) 488-0460

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
November 10, 2020

To the Stockholders of Brainstorm Cell Therapeutics Inc.:

Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) will be held on November 10, 2020 at 10:00 a.m., Eastern time, virtually via the internet at www.virtualshareholdermeeting.com/BCLI2020, for the following purposes:

1.	To elect each of Dr. Irit Arbel, Sankesh Abbhi, Dr. June S. Almenoff, Dr. Jacob Frenkel, Dr. Anthony Polverino, Malcolm Taub and Uri Yablonka as members of the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To approve amendments to the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,600,000 additional shares (from 4,000,000 to 5,600,000 shares) of the Company’s Common Stock;

3.	To ratify the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the Company’s current fiscal year; and

4.	To transact such other business that may properly come before the Meeting and any adjournments or postponements of the Meeting.

The Board of Directors has fixed the close of business on September 21, 2020 as the record date for the Meeting. All stockholders of record on that date are entitled to notice of, and to vote at, the Meeting.

You may attend and participate in the Meeting virtually via the Internet at www.virtualshareholdermeeting.com/BCLI2020 where you will be able to vote electronically and submit questions during the meeting. You will be able to vote electronically and submit questions during the meeting only if you use your 16 digit control number, which will be included in your proxy materials or proxy card, to log on to the meeting. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting virtually via the Internet.

YOUR VOTE IS VERY IMPORTANT, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE VIRTUAL MEETING. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED (OR FOLLOW ONLINE VOTING INSTRUCTIONS, WHERE APPLICABLE). INDIVIDUALIZED DETAILS REGARDING VOTING OF YOUR SHARES ARE INCLUDED IN THE MATERIALS YOU RECEIVE IN THE MAIL OR BY EMAIL. IF YOU ATTEND THE VIRTUAL MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES VIRTUALLY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Uri Yablonka
Uri Yablonka, Chief Business Officer and Secretary
New York, New York
October 1, 2020

BRAINSTORM CELL THERAPEUTICS INC.

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on November 10, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”, “Brainstorm” or “we”) for use at the 2020 Annual Meeting of Stockholders (the “Meeting”) to be held virtually on November 10, 2020, at the time and place set forth in the accompanying notice of the Meeting (the “Notice of Meeting”), and at any adjournments or postponements thereof.

The approximate date on which the Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) are first being sent to stockholders is on or about October 1, 2020.

The Company’s principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, telephone number (201) 488-0460.

Important Notice Regarding Availability of Proxy Materials for the Meeting to Be Held on November 10, 2020: Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the Notice of Meeting and the 2019 Annual Report are available at https://www.proxyvote.com.

Record Date, Outstanding Shares and Voting Rights

Only stockholders of record at the close of business on September 21, 2020 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the close of business on that date, there were 31,567,592 shares of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), outstanding and entitled to vote. Each outstanding share of the Company’s Common Stock entitles the record holder to cast one (1) vote for each matter to be voted upon.

The holders of a majority of all shares of the Common Stock issued, outstanding and entitled to vote are required to be present at the virtual Meeting or to be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

Election of Directors (Proposal No. 1)

Directors shall be elected by a plurality of the votes cast by the shares entitled to vote (meaning that the director nominees who receive the highest number of shares voted “for” their election are elected). With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.”

Amendment to 2014 Stock Incentive Plan and 2014 Global Share Option Plan (Proposal No. 2) and Ratification of Appointment of Accounting Firm (Proposal No. 3)

Adoption of Proposal No. 2 and Proposal No. 3 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” these proposals for them to be approved). Abstentions will have the same effect as a vote “against” these proposals, and broker non-votes will have no effect on the vote for these proposals.

Voting Instructions

A proxy card from the Company, or notice card from your bank, broker or other nominee for the Meeting has been sent directly to you by mail or (as permitted) email, together with this Proxy Statement and the Annual Report, and includes your instructions for voting by mail, electronically or by telephone (as permitted).

Those stockholders who elect to vote by mail, should complete, sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials that were sent to them, and the shares will be voted at the Meeting in the manner directed. If you complete, sign and return your proxy card, it will be voted as you direct. Stockholders who elect to vote by internet or telephone (as permitted) should follow the instructions in the materials that were sent to them. In the event no choice is specified on a signed proxy card, the persons named as proxies will vote:

•	FOR the election of each of Dr. Irit Arbel, Sankesh Abbhi, Dr. June S. Almenoff, Dr. Jacob Frenkel, Dr. Anthony Polverino, Malcolm Taub and Uri Yablonka as members of the Board of Directors of the Company;

•	FOR the amendment of the Company’s 2014 Stock Incentive Plan and 2014 Global Share Option Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,600,000 shares, collectively;

•	FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the Company’s current fiscal year; and

•	In their discretion, as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

If you are a stockholder of record as of the Record Date, you may vote and submit questions while attending the Meeting virtually via the Internet. You will need the 16 digit control number included in your proxy materials or proxy card (if you received a paper delivery of proxy materials), to enter the Meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/BCLI2020.

If the shares you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. To vote virtually via the Internet at the Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, the shares that do not receive voting instructions will be treated as “broker non-votes”, the effect of which is discussed in the section entitled “Record Date, Outstanding Shares and Voting Rights” above.

Discretionary Items	Non-Discretionary Items
Proposal No. 3 - Ratification of Deloitte as the Company’s independent registered public accounting firm.	Proposal No. 1 - Election of Directors. Proposal No. 2 — Amendment to the Company’s 2014 Stock Incentive Plan and 2014 Global Share Option Plan

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Company’s Secretary at the Company’s offices, 1325 Avenue of Americas, 28th Floor, New York, NY 10019, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Meeting and voting virtually via the internet. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy card.

Expenses and Solicitation

The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee, and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers, directors and employees of the Company may also be made of some stockholders via the internet or by mail, telephone or facsimile following the original solicitation. Such officers, directors and employees will receive no compensation in connection with any such solicitations, other than compensation paid pursuant to their duties described elsewhere in this Proxy Statement.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of meetings. This means that only one copy of our Proxy Statement, 2019 Annual Report or Notice of Meeting may have been sent to multiple stockholders in your household. If you receive one set of materials due to householding, you may revoke your consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of your response, following which you will receive an individual copy of our proxy materials. If you want to receive separate copies of the Proxy Statement, 2019 Annual Report or Notice of Meeting in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of August 31, 2020 with respect to the beneficial ownership of our Common Stock by the following: (i) each of our current directors; (ii) the officers serving as Chief Executive Officer, Chief Medical Officer and Chief Financial Officer in fiscal 2019 (the “Named Executive Officers”); (iii) all of our current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our Common Stock.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our Common Stock issuable under options that are exercisable on or within 60 days after August 31, 2020 (“Presently Exercisable Options”) or under warrants that are exercisable on or within 60 days after August 31, 2020 (“Presently Exercisable Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Common Stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 31,566,279 shares of Common Stock outstanding as of August 31, 2020 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.

	Shares Beneficially Owned (Includes Common Stock, Presently Exercisable Options and Presently Exercisable Warrants)
Name of Beneficial Owner	#		%
Directors and Named Executive Officers
Chaim Lebovits(1)	4,511,872	(1)	13.3%
Ralph Kern	151,540	(2)	*
Preetam Shah	36,600		*
Uri Yablonka	126,429	(3)	*
June Almenoff	9,175	(4)	*
Irit Arbel	381,275	(5)	1.2%
Anthony Polverino	15,862	(6)	*
Malcolm Taub	53,332	(7)	*
Jacob Frenkel	73,331	(8)	*
Sankesh Abbhi	2,419,187	(9)	7.6%
All current directors and executive officers as a group (10 persons)	7,858,603	(10)	22.1%
5% Shareholders (other than listed above)
N/A (see note 1)

*       Less than 1%.

(1)	Includes (i) 1,933,794 shares of Common Stock owned by ACCBT Corp. acquired through an investment into the Company and (ii) 2,016,666 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants acquired through an investment into the Company, (iii) 67,053 shares of Common Stock owned by ACC International Holdings Ltd., (iv) 369,619 shares of Common Stock issuable to Chaim Lebovits upon the exercise of Presently Exercisable Options and (v) 31,185 shares of restricted stock. Chaim Lebovits, our Chief Executive Officer, may be deemed the beneficial owner of these shares. The address of ACCBT Corp. and ACC International Holdings Ltd.is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands.
(2)	Includes 35,885 shares of restricted stock.
(3)	Includes 108,886 of shares of Common Stock issuable upon the exercise of Presently Exercisable Options.
(4)	Consists of 7,175 shares owned by Meadowlark Management LLC and 2,000 shares of restricted stock. Dr. Almenoff disclaims beneficial ownership of the shares owned by Meadowlark Management LLC except to the extent of any pecuniary interest therein.
(5)	Includes 225,442 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Dr. Arbel’s address is 6 Hadishon Street, Jerusalem, Israel.
(6)	Includes 5,071 shares of restricted stock.
(7)	Includes 12,000 shares of restricted stock.
(8)	Dr. Frankel joined the board of directors of the Company on March 31, 2020. Includes 56,667 shares of Common Stock owned prior to joining the board and 16,664 issuable upon the exercise of Presently Exercisable Options.
(9)	Mr. Abbhi joined the board of directors of the Company on March 31, 2020. Includes (i) 2,164,530 shares of Common Stock owned by Abbhi Investments, LLC, (ii) 250,000 shares of Common Stock issuable to Abbhi Investments, LLC upon the exercise of Presently Exercisable Warrants and (iii) 4,657 shares of restricted stock. Sankesh Abbhi is the manager of Abbhi Investments, LLC and maintains sole voting and investment power with respect to the Common Stock and Presently Exercisable Warrants held by Abbhi Investments, LLC. The address of Abbhi Investments, LLC is 2821 S Bayshore Drive, Miami FL 33133.
(10)	Includes (i) 2,266,666 shares of Common Stock issuable upon the exercise of Presently Exercisable Warrants and (ii) 720,611 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board recommends that the seven nominees named below be elected to serve on the Board, each of whom is presently serving as a member of the Board. The affirmative vote of the holders of a plurality of the votes cast virtually via the internet or by proxy at an annual meeting of stockholders by the shares entitled to vote is required for the election by stockholders of directors to the Board. Shares of Common Stock represented by all proxies received and not marked so as to withhold authority to vote for any individual nominee or for all nominees will be voted for the election of the seven nominees named below. Each nominee has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee selected by the Board. The Board has no reason to believe that any nominee will be unable to serve. Stockholders may vote for no more than seven nominees for director.

The Board currently has the following seven members: Dr. Irit Arbel, Sankesh Abbhi, Dr. June S. Almenoff, Dr. Jacob Frenkel, Dr. Anthony Polverino, Malcolm Taub and Uri Yablonka. Biographical and certain other information concerning the Company’s directors and the nominees for election to the Board is set forth below.

Nominees for Election to the Board of Directors

Name	Age	Position
Dr. Jacob Frenkel	77	Chairperson and Director
Dr. Irit Arbel	59	Vice-Chairperson and Director
Sankesh Abbhi	34	Director
Dr. June S. Almenoff	63	Director
Dr. Anthony Polverino	57	Director
Malcolm Taub	73	Director
Uri Yablonka	43	Director, EVP, Chief Business Officer and Secretary

Additional Information Regarding Members of the Board of Directors

Nominees:

Dr. Jacob Frenkel joined the Company in March 2020 as a director and Chairperson. Dr. Frenkel serves Chairman of the Board of Trustees of the Group of Thirty, which is a private, nonprofit, Consultative Group on International Economic and Monetary Affairs. Dr. Frenkel served as Chairman of JPMorgan Chase International from 2009 to 2020 and is currently serving as a Senior Advisor to JPMorgan Chase. From 2001 to 2011 he served as Chairman and CEO of the G-30, from 2004 to 2009 as Vice Chairman of American International Group, Inc., and from 2000 to 2004 as Chairman of Merrill Lynch International. Between 1991 and 2000 he served two terms as the Governor of the Bank of Israel. Dr. Frenkel serves as Chairman of the Board of Governors of Tel Aviv University, where he is also Chairman of the Frenkel-Zuckerman Institute for Global Economics. He holds a B.A. in economics and political science from the Hebrew University of Jerusalem, and an M.A. and Ph.D. in economics from the University of Chicago. We believe that Dr. Frenkel possesses specific attributes that qualify her to serve on our Board, including his valuable leadership skills and his deep knowledge of the financial industry.

Dr. Irit Arbel, one of the Company's co-founders, joined the Company in May 2004 as a director and served as President of the Company for six months. Currently, Dr. Arbel is the Vice-Chairperson of the Board and the Chair of the Governance, Nominating and Compensation Committee. Dr. Arbel serves as CEO of Neurochords, a biotechnology firm developing graphene- based scaffold for nerve reconstruction in acute spinal cord and peripheral nerve injury, a position she has held since August 2018. Prior to Neurochords, Dr. Arbel served as Executive Vice President, Research and Development at Savicell Diagnostic Ltd from July 2012 until August 2018. From 2009 through 2011, Dr. Arbel served as Chairperson of Real Aesthetics Ltd., a company specializing in cellulite ultrasound treatment, and BRH Medical, developer of medical devices for wound healing. She was also Director of M&A at RFB Investment House, a private investment firm focusing on early stage technology related companies. Previously, Dr. Arbel was President and Chief Executive Officer of Pluristem Life Systems, a biotechnology company, and prior to that, Israeli Sales Manager of Merck, Sharp & Dohme, a pharmaceutical company. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel's Institute of Technology. We believe that Dr. Arbel possesses specific attributes that qualify her to serve on our Board including Dr. Arbel’s extensive experience in the biotechnology field and significant leadership skills as a chief executive officer. Dr. Arbel previously served as our President, which service has given her a deep knowledge of the Company and its business and directly relevant management experience.

Sankesh Abbhi joined the Company in March 2020 as a director. Since 2016, Mr. Abbhi has been with ArisGlobal, a leading provider of cloud-based, end-to-end, drug development technology solutions for over 250 of the world’s leading life sciences companies, CROs and government health authorities, serving as the President and CEO since December 2017. Mr. Abbhi, also advises Abbhi Capital, his wholly owned family office, in its corporate investments in life sciences, healthcare and technology companies. Prior to leading ArisGlobal and Abbhi Capital, Mr. Abbhi founded Synowledge, a knowledge process outsourcing company. Mr. Abbhi earned a BA in Economics from Columbia University. We believe that Mr. Abbhi possesses specific attributes that qualify him to serve on our Board including his valuable leadership skills and his deep knowledge of financial matters.

Dr. Anthony Polverino joined the Company on February 5, 2018 as a director. Dr. Polverino is currently Executive Vice President Early Development and Chief Scientific Officer of Zymeworks Inc., which he joined in September of 2018, and where he is responsible for establishing the vision, strategy, and general management of the organization and overseeing the advancement of products from discovery research through translational research/early development to create a seamless link to clinical development. Prior to Zymeworks Dr. Polverino was the interim chief scientific officer of Kite (now a wholly-owned subsidiary of Gilead Sciences), which he joined in 2015, and where he was responsible for establishing Kite's strategic non-clinical R&D roadmap to support its current and future portfolio. Prior to this, he was the Vice President of research at Kite, where his responsibilities included corporate goal setting, budget allocation, scientific and investor interactions, business development in-licensing and partnership deals. Dr. Polverino spent 20 years in positions of increasing responsibilities at Amgen, Inc., most recently as executive director of its Therapeutic Innovation Unit, where he managed research programs in oncology, metabolic disease, inflammatory disease and schizophrenia. Prior to Amgen, he was a postdoctoral scientist at Cold Spring Harbor Laboratory, where he worked primarily on oncology research. Dr. Polverino is an author of several patents, and has been published in nearly 40 scientific and peer-reviewed journals. He earned a B.Sc. in Biochemistry/Physiology and a B.Sc. (Honors) in Pharmacology, both from Adelaide University in Adelaide, Australia and a Ph.D. in Biochemistry from Flinders University, also in Adelaide. We believe that Dr. Polverino possesses specific attributes that qualify him to serve on our Board including his deep knowledge of the pharmaceutical industry.

Dr. June S. Almenoff joined the Company on February 26, 2017 as a director. Dr. Almenoff has served as the Chief Scientific Officer of RedHill Biopharma Ltd. since May 2019. Dr. Almenoff is an accomplished executive with 20+ years of experience in the pharmaceutical industry. She has broad therapeutic development and strategic experience including gastroenterology, rare disease, immune-inflammation, infectious diseases, CNS. She served as President and CMO of Furiex Pharmaceuticals from 2010 to 2014. During her 4-year tenure, the company’s valuation increased ~10-fold, culminating in its acquisition by Actavis plc for ~$1.2B in 2014. Furiex’s lead product, eluxadoline (Viberzi TM), a novel gastrointestinal drug, is approved and marketed in US and EU. Prior to joining Furiex, Dr. Almenoff was at GlaxoSmithKline (GSK) from 1997 to 2010, where she held various positions of increasing responsibility in the R&D organization. During her 12 years at GSK, she was a Vice President in the Clinical Safety organization, chaired a PhRMA-FDA working group and worked in the area of scientific licensing. Dr. Almenoff also led the development of pioneering systems for minimizing risk in drug development which have been widely adapted by industry and regulators. Dr. Almenoff also served as CMO and COO of Innovate Biopharmaceuticals (2018). Dr. Almenoff is currently an independent Board Director and drug development consultant with broad therapeutic expertise. She has served as Executive Chair of RDD Pharma, a private, GI clinical stage biopharma company (2015-18) where she helped the company secure Series B as well as US Govt. Dept of Defense funding and currently serves as an independent director (since 2015). She was a Director of Tigenix NV (Nasdaq: TIG) from 2016-18, until its acquisition for ~$600M. Dr. Almenoff has served on the Board of Ohr Pharmaceuticals (Nasdaq: OHRP) since 2013, and serves on the investment advisory board of the Harrington Discovery Institute, a venture philanthropy, and the Scientific Advisory Board of Redhill Biopharma (RDHL). She is a consultant and advisor to numerous biopharma companies and investors in the areas of translational medicine, clinical development, and commercial strategy in product development. Dr. Almenoff received her B.A. cum laude from Smith College and graduated with AOA honors from the M.D.-Ph.D. program at the Icahn (Mt. Sinai) School of Medicine. She completed post-graduate medical training at Stanford University Medical Center (Internal Medicine, Infectious Diseases) and served on the faculty of Duke University School of Medicine. She is an adjunct Professor at Duke and a Fellow of the American College of Physicians (FACP) and has authored more than 50 publications. We believe that Dr. Almenoff possesses specific attributes that qualify her to serve on our Board including her valuable leadership skills and her deep knowledge of pharmaceutical product development.

Malcolm Taub joined the Company in March 2009 as a director. Since October 2010, Mr. Taub has been a Partner at Davidoff Malito & Hutcher LLP, a full-service law and government relations firm. From 2001 to September 30, 2010, Mr. Taub was the Managing Member of Malcolm S. Taub LLP, a law firm which practiced in the areas of commercial litigation, among other practice areas. Mr. Taub also works on art transactions, in the capacity as an attorney and a consultant. Mr. Taub has also served as a principal of a firm which provides consulting services to private companies going public in the United States. Mr. Taub has acted as a consultant to the New York Stock Exchange in its Market Surveillance Department. Mr. Taub acts as a Trustee of The Gateway Schools of New York and The Devereux Glenholme School in Washington, Connecticut. Mr. Taub has served as an adjunct professor at Long Island University, Manhattan Marymount College and New York University Real Estate Institute. Mr. Taub holds a B.A. from Brooklyn College and a J.D. from Brooklyn Law School. Mr. Taub formerly served on the Board of Directors of Safer Shot, Inc. (formerly known as Monumental Marketing Inc.). We believe that Mr. Taub possesses specific attributes that qualify him to serve on our Board including Mr. Taub’s vast law experience and his demonstrated leadership skills as a managing member of a law firm.

Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a member of the Board. On March 6, 2017 he was appointed Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Yablonka served since December 2010 as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. He also served since January 2011 to May 2014 as Vice President, Business Development at ACC International Holdings Ltd. (Holdings). Holdings is also an affiliate of ACCBT Corp. Prior to serving with Holdings, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. From 2008 to January 2011, Mr. Yablonka was Senior Partner at PM-PR Media Consulting Ltd., where he led public relations and strategy consulting for a wide range of governmental and private organizations. From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent. We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director of the Company.

The Board of Directors recommends a vote FOR the election of the nominees named above as directors of the Company.

Qualifications of Directors

The Board believes that each director has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the directors have extensive experience in a variety of fields, including biotechnology (Drs. Arbel, Almenoff and Polverino and Mr. Abbhi), business consulting and development (Dr. Frenkel, Dr. Polverino and Mr. Yablonka), media (Mr. Yablonka) and law (Mr. Taub), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our directors have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies and issues. As indicated in the foregoing biographies, the directors have each demonstrated significant leadership skills, including as a chief executive officer (Dr. Arbel and Mr. Abbhi), executive officer (Drs. Almenoff and Polverino, and Mr. Yablonka), as a managing member of a law firm (Mr. Taub) or as general manager of a business consulting firm (Mr. Yablonka). A number of the directors have extensive public policy, government or regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as the Company. One of the directors (Dr. Arbel) has served as the President of the Company and one is currently serving as Chief Business Officer (Mr. Yablonka), which service has given each a deep knowledge of the Company and its business and directly relevant management experience. The Board believes that these skills and experiences qualify each individual to serve as a director of the Company.

Certain Arrangements

On June 1, 2015 pursuant to the Company’s First Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Irit Arbel, the Company’s Vice Chairperson of the Board of Directors, to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. On February 26, 2017 pursuant to the Company’s Second Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. On July 13, 2017 pursuant to the Company’s Third Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 12,000 shares of Common Stock at a purchase price of $0.75 per share. Each option was fully vested and exercisable on the date of grant.

Pursuant to a February 26, 2017 resolution of the Board, Dr. Almenoff receives the following compensation for her service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Almenoff will not receive annual director awards under the Director Compensation Plan, but in the event that Dr. Almenoff serves as a member of any committee of the Board she will be entitled to committee compensation under the Director Compensation Plan. Dr. Almenoff is a member of the Audit Committee.

On March 6, 2020, the Company entered into a Securities Purchase Agreement with Abbhi Investments, LLC pursuant to which the Company sold 1,250,000 shares of the Company’s Common Stock in a registered direct offering, at a purchase price per share of $8.00 for a total purchase price of $10,000,000. In connection therewith, the Company also issued a warrant to purchase 250,000 shares of Common Stock at an exercise price of $15.00 per share, with an expiration date of the third anniversary of the date of issuance. The offering was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-225517) and related March 6, 2020 prospectus supplement. Pursuant to the Securities Purchase Agreement, Abbhi Investments, LLC was entitled to appoint Sankesh Abbhi to serve as a member of the Board at any time prior to April 30, 2020 by giving notice to the Company of such appointment, and Mr. Abbhi shall continue to serve for so long as Abbhi Investments, LLC remains the beneficial owner of Common Stock.

Uri Yablonka serves as the Company’s EVP & Chief Business Officer and is compensated for all services as an officer and director of the Company pursuant to an employment agreement with the Company and related compensation described under “Executive Employment Agreements” in the Executive Compensation section below.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE COMPANY’S 2014 STOCK INCENTIVE PLAN AND THE COMPANY’S 2014 GLOBAL SHARE OPTION PLAN TO INCREASE THE SHARED POOL OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY’S CURRENT EQUITY PLANS BY 1,600,000 ADDITIONAL SHARES (FROM 4,000,000 TO 5,600,000 SHARES) OF COMPANY COMMON STOCK.

Our stockholders are being asked to approve Amendment No. 3 (the “U.S. Plan Amendment”) to our 2014 Stock Incentive Plan (the “2014 U.S. Plan”) and Amendment No. 3 (the “Global Plan Amendment” and together with the U.S. Plan Amendment, the “Plan Amendments”) to our 2014 Global Share Option Plan (the “2014 Global Plan” and together with the 2014 U.S. Plan, the “Equity Plans”) which together would increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,600,000 additional shares (from 4,000,000 to 5,600,000 shares) of Company Common Stock. The U.S. Plan Amendment and the Global Plan Amendment were approved by the Board of Directors on September 30, 2020, subject to stockholder approval in order to satisfy applicable Listing Rules of NASDAQ.

The amended 2014 U.S. Plan and 2014 Global Plan would allow for the issuance of up to an aggregate 5,600,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool is shared between the 2014 U.S. Plan and the 2014 Global Plan, and, accordingly, shares issued pursuant to awards issued under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for issuance under the other plan.

The Board believes the approval of the Plan Amendments are in the best interests of the Company and its stockholders and are important to the Company’s ability to hire and retain senior executives as the Company moves toward commercialization, and therefore recommends a vote “FOR” Proposal No. 2 approving Amendment No. 3 to the Company’s 2014 Stock Incentive Plan and Amendment No. 3 to the 2014 Global Share Option Plan, to increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,600,000 additional shares (from 4,000,000 to 5,600,000 shares) of Company Common Stock.

Background and Rationale of the Proposal

Our Board believes that adding an additional 1,600,000 shares to the shared pool of shares available for issuance under the Equity Plans will provide sufficient shares for us to continue to grant meaningful long term incentive compensation to our current and future employees, directors and consultants through approximately 2022, and that the approval of Proposal No. 2 is essential to permit us to continue to provide long-term, equity-based incentives to present and future key employees and directors.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel, including key new hires of senior executives as the Company proceeds toward commercialization. We operate in an extremely competitive environment with respect to the hiring and retention of qualified employees. As a result, our approach to compensation considers the full range of compensation techniques that enable us to compete with our peers to attract and retain key personnel. Equity compensation is one of the critical components of our compensation package because it (i) develops a culture of ownership among our employees, (ii) aligns the interests of employees and non-employee directors with the interests of our other stockholders and (iii) preserves our cash resources. We believe that the addition of 1,600,000 shares of our common stock issuable under the Equity Plans will allow us to continue to recruit leading professionals for key positions within our company as well as to retain and incentivize our current employees.

Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase is instrumental to our continued success. Accordingly, we are seeking stockholder approval of an increase in the number of shares issuable under our Equity Plans.

If Proposal No. 2 is not approved the Company may not have sufficient available shares under the Equity Plans to make annual director and executive officer grants described in this Proxy Statement and the 2019 Annual Report. We may also be unable to issue new discretionary equity grants under the Equity Plans to new and existing employees. Our executive officers and directors have an interest in Proposal No. 2.

New Plan Benefits under the Amended 2014 U.S. Plan and the Amended 2014 Global Plan

Awards under the Amended 2014 U.S. Plan and the Amended 2014 Global Plan will be determined by the Governance, Nominating and Compensation Committee (the “GNC Committee”), in its discretion, and except for the automatic annual grants and the Contingent Option Shares described above, awards and the terms of any awards under the Equity Plans for the current year or any future year are not determinable.

Plan Benefits under the Amended 2014 U.S. Plan and the Amended 2014 Global Plan

The following table provides information concerning the benefits that were received by the following persons and groups under the Amended 2014 U.S. Plan and the Amended 2014 Global Plan as of the record date:

Name and Position	Number of Shares Under Amended 2014 U.S. Plan (#)	Number of Shares under Amended Global Share Plan (#)
Chaim Lebovits, Chief Executive Officer	-	494,359
Ralph Kern, President and Chief Medical Officer	223,540	-
Preetam Shah, Chief Financial Officer	225,000	-

All current executive officers, as a group	623,540	589,900
All current directors who are not executive officers, as a group	127,516	227,332
Each nominee for election as a director
Dr. Jacob Frenkel	8,333	50,000
Dr. Irit Arbel	-	177,332
Sankesh Abbhi	4,657	-
Dr. June S. Almenoff	2,000	-
Dr. Anthony Polverino	15,862	-
Malcolm Taub	61,999	-
Uri Yablonka	-	95,541
Each associate of any executive officers, current directors or director nominees	751,056	817,232
Each other person who received or is to receive 5% of awards	-	-
All current employees including all current officers who are not executive officers, as a group	492,875	261,086

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Equity Plans, as amended by the U.S. Plan Amendment and the Global Plan Amendment, effective upon and subject to stockholder approval of Proposal No. 2, as soon as practicable upon such stockholders’ approval of the Plan Amendments.

The following is a brief summary of the principal provisions of the 2014 U.S. Plan, as amended by the U.S. Plan Amendment, and the 2014 Global Plan, as amended by the Global Plan Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Equity Plans, as amended by the Plan Amendments. A copy of the U.S. Plan Amendment is annexed to this proxy statement as Appendix A, and a copy of the Global Plan Amendment is annexed to this proxy statement as Appendix B. The 2014 U.S. Plan and the 2014 Global Plan are attached as Appendix B and Appendix C, respectively, to the Company’s definitive proxy statement filed with the SEC on July 22, 2014 https://www.sec.gov/Archives/edgar/data/1137883/000114420414044070/v384044_def14a.htm and may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019, Attention: Chief Financial Officer. References to the Board in this summary shall include the GNC Committee of the Board or any similar committee appointed by the Board to administer the 2014 U.S. Plan or 2014 Global Plan.

Summary of the 2014 Stock Incentive Plan (as amended)

The 2014 U.S. Plan as amended would allow for the issuance of up to 5,600,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool shall be shared with the 2014 Global Share Option Plan described below and, accordingly, shares issued pursuant to awards issued under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for issuance under the other plan.

The 2014 U.S. Plan is intended to be a broad-based plan that allows for the issuance of equity awards to our employees and members of the Board. Approximately 7 employees, or about 16% of our employee population, currently participate in our equity incentive compensation programs. In addition, consultants and advisors, as well as our non-employee directors, currently participate in our equity incentive compensation programs.

Types of Awards; Shares Available for Issuance

The 2014 U.S. Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (the “Code”), nonstatutory stock options, and restricted stock awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2014 U.S. Plan for up to 5,600,000 (subject to stockholder approval of Proposal No. 2) shares of our Common Stock (which pool shall be shared with the 2014 Global Plan). In addition, if any Award granted under the 2014 U.S. Plan expires or is terminated, surrendered, cancelled, forfeited or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the 2014 Global Plan or the 2014 U.S. Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of Common Stock delivered to us by a participant to purchase Common Stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of Common Stock available for the future grant of Awards under the 2014 U.S. Plan. In addition, Common Stock repurchased by us on the open market using proceeds from the exercise of an Award shall not increase the number of shares of Common Stock available for future grant of Awards under the 2014 U.S. Plan or the 2014 Global Plan.

The pool of shares available for issuance under the 2014 U.S. Plan is the same pool of shares reserved and available for issuance under the 2014 Global Plan. Accordingly, shares issued pursuant to awards under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for future issuance under each plan, and shares that are returned under such plans are returned to the shared pool.

Certain sub-limitations apply to the shares available for issuance under the 2014 U.S. Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2014 U.S. Plan is 1,000,000 shares per calendar year.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant Awards under the 2014 U.S. Plan in substitution for an option or other stock or stock-based Awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on Awards contained in the 2014 U.S. Plan. Substitute Awards granted under the 2014 U.S. Plan in connection with a merger or consolidation of an entity with Brainstorm Cell Therapeutics Inc. or the acquisition by Brainstorm Cell Therapeutics Inc. of property or stock of an entity shall not count against the overall share limits and sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2014 U.S. Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Common Stock on the effective date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Common Stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock. Under the terms of the 2014 U.S. Plan, stock options may not be granted for a term in excess of 10 years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock). Any or all of the Awards available under the 2014 U.S. Plan may be in the form of incentive stock options. The 2014 U.S. Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, check or wire transfer, or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (ii) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to us of shares of Common Stock owned by the participant valued at their fair market value, (iii) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (iv) to the extent provided in the applicable option agreement or approved by our Board, by any other lawful means, or (v) any combination of the foregoing.

Limitation on Repricing of Options; Other Limitations. With respect to options, unless such action is approved by stockholders or permitted under the terms of the 2014 U.S. Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option granted under the 2014 U.S. Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option, (ii) cancel any outstanding option (whether or not granted under the 2014 U.S. Plan) and grant in substitution therefor new Awards under the 2014 U.S. Plan (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity, covering the same or a different number of shares of Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value of our Common Stock, or (iv) take any other action under the 2014 U.S. Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market. No option granted under the 2014 U.S. Plan shall contain any provision entitling the grantee to the automatic grant of additional options in connection with any exercise of the original option or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our Common Stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Performance Awards. Restricted Stock granted under the 2014 U.S. Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards.

Such performance measures (i) may vary by participant and may be different for different Awards; and (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the GNC Committee. The GNC Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Brainstorm Cell Therapeutics Inc. Dividend equivalents with respect to Performance Awards will be subject to the same restrictions on transfer and forfeitability as the underlying Performance Award.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant. A participant’s rights to sell Common Stock may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters. Without derogating from the scope of the above, the Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of participants and/or with respect to all or certain types of awards, during which the vesting and/or exercise of awards and/or sale of Common Stock shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, participants will not be able to exercise the options (or other awards) and/or receive and/or sell the Common Stock held by or on behalf of the participants and the Company shall not bear any liability to participants for any claim, loss or liability that may result from such restrictions.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Brainstorm Cell Therapeutics Inc. and of our present or future parent or subsidiary corporations and any other business venture in which Brainstorm Cell Therapeutics Inc. has a controlling interest (as determined by our Board) are eligible to be granted Awards under the 2014 U.S. Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. As of August 31, 2020, approximately 5 non-employee directors, 4 executive officers, 3 employees who are not executive officers and 2 consultants would be eligible to receive Awards under the 2014 U.S. Plan upon approval, including our executive officers and non-employee directors. The granting of Awards under the 2014 U.S. Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above.

Administration

Our Board administers the 2014 U.S. Plan and is authorized to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2014 U.S. Plan and to construe and interpret the provisions of the 2014 U.S. Plan and any Award agreements entered into under the 2014 U.S. Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2014 U.S. Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.

Pursuant to the terms of the 2014 U.S. Plan, our Board may delegate authority under the 2014 U.S. Plan to one or more committees or subcommittees of our Board. Our Board has authorized the GNC Committee to administer certain aspects of the 2014 U.S. Plan, including the granting of awards to directors and executive officers. The GNC Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2014 U.S. Plan:

•	the number of shares of Common Stock covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;
•	the exercise price of Awards;
•	the effect on Awards of a change in control of Brainstorm Cell Therapeutics Inc.; and
•	the duration of Awards.

To the extent permitted by applicable law, our Board may delegate to one or more of our officers the power to grant stock options and certain Awards to our employees or non-executive officers and to exercise such other powers under the 2014 U.S. Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer shall be authorized to grant Awards to any of our executive officers.

Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the Nasdaq Listing Rules.

The Board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except as otherwise provided under the terms of the 2014 U.S. Plan in the case of Performance Awards.

Except as otherwise provided under the 2014 U.S. Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Our Board shall determine the effect on an Award of the disability, death, retirement, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

We are required to make equitable adjustments (in the manner determined by our Board) to the number and class of securities available under the 2014 U.S. Plan, the share counting rules and sub-limits set forth in the 2014 U.S. Plan, and any outstanding Awards under the 2014 U.S. Plan to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our Common Stock other than ordinary cash dividends.

All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest on the 2014 U.S. Plan or in any Award.

Amendment of Awards. Except as otherwise provided under the 2014 U.S. Plan with respect to repricing outstanding stock options, Performance Awards or actions requiring stockholders approval, our Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2014 U.S. Plan or the change is otherwise permitted under the terms of the 2014 U.S. Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

Definitions. The 2014 U.S. Plan contains provisions addressing the consequences of any reorganization event. A “reorganization event” is defined under the terms of the 2014 U.S. Plan to mean (a) a merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or resulting in the Company being the surviving entity and there is a change in the ownership of Common Stock of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (b) a sale of all or substantially all of the assets or shares of the Company to another entity, or (c) any liquidation or dissolution of the Company.

Awards Other than Restricted Stock; Options Available to the Board. Under the 2014 U.S. Plan, if a reorganization event occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and us): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (D) in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (X) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing. Our Board is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

For purposes of clause (A) above (providing for the assumption of Awards by an acquiring or succeeding corporation), an Award (other than Restricted Stock) shall be considered assumed if, following the consummation of the reorganization event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided however, that if the consideration received as a result of the reorganization event is not solely Common Stock of the acquiring or succeeding corporation (or an affiliate thereof), we may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of Common Stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment.

Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between the participant and us, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

Our Board may from time to time establish one or more sub-plans under the 2014 U.S. Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. Our Board shall establish such sub-plans by adopting supplements to the 2014 U.S. Plan containing any limitations on our Board’s discretion under the 2014 U.S. Plan as our Board shall deem necessary or desirable and any additional terms and conditions not otherwise inconsistent with the 2014 U.S. Plan that our Board shall deem necessary or desirable. All supplements adopted by our Board shall be deemed to be part of the 2014 U.S. Plan, but each supplement shall apply only to participants within the affected jurisdiction.

Amendment or Termination

Our Board may amend, suspend or terminate the 2014 U.S. Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market may be made effective unless and until our stockholders approve such amendment; and (ii) if the Nasdaq Stock Market amends the rules of the Nasdaq Stock Market so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the rules of the Nasdaq Stock Market, no amendment to the 2014 U.S. Plan (A) materially increasing the number of shares authorized under the 2014 U.S. Plan (other than as provided for in the 2014 U.S. Plan in connection with substitute Awards, changes in capitalization or reorganization events), (B) expanding the types of Awards that may be granted under the 2014 U.S. Plan, or (C) materially expanding the class of participants eligible to participate in the 2014 U.S. Plan shall be effective unless and until our stockholders approve such amendment. In addition, if at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2014 U.S. Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2014 U.S. Plan at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2014 U.S. Plan.

Effective Date and Term of 2014 U.S. Plan

The 2014 U.S. Plan became effective on August 14, 2014, the date the plan was approved by our stockholders. No Awards shall be granted under the 2014 U.S. Plan after the expiration of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Information

The following discussion outlines generally the federal income tax consequences of participation in the 2014 U.S. Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2014 U.S. Plan.

Non-Qualified Options (nonstatutory stock options). A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the option is exercised over the price paid for our common stock, and we will then be entitled to a corresponding deduction. Depending upon the period shares of our common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells our common stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for our common stock and the amount for which he or she sells our common stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and we will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Stock Awards. A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of our common stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and we will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and we also will be entitled to a corresponding deduction at that time.

Other Awards. A participant will not recognize income upon the grant of certain equity incentives such as restricted stock units, deferred restricted stock units, performance awards, stock appreciation rights or dividend equivalent rights. Generally, at the time a participant receives payment under any such award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of our common stock received, and we will then be entitled to a corresponding deduction.

Potential Limitation on Company Tax Deductions. Before January 1, 2018, Section 162(m) of the Internal Revenue Code denied a tax deduction to any publicly held corporation for compensation over $1 million to any of the named executive officers (other than the Chief Financial Officer) unless the compensation was paid pursuant to a plan that is performance-based and was approved by our stockholders. Effective January 1, 2018, Section 162(m) was amended to disallow a federal income tax deduction for compensation over $1 million to any of the named executive officer, regardless of whether the compensation is performance-related. Under a transition rule, Section 162(m) as in effect before the amendment continues to apply to compensation payable to a binding written contract in effect on November 2, 2017 that is not materially modified. It is possible that compensation attributable to equity compensation, when combined with cash compensation and all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Summary of the 2014 Global Share Option Plan (as amended)

Administration. The 2014 Global Plan is administered by the GNC Committee of the Board.

Participation. The 2014 Global Plan provides that the persons eligible for participation in the 2014 Global Plan shall include employees, officers, directors, and/or service providers such as consultants, or advisers of the Company or any affiliate, or any other person who is not an employee (also referred to as non-employee). As of August 31, 2020, approximately 1 non-employee directors, 2 executive officers, 21 employees who are not executive officers and 2 consultants would be eligible to receive Awards under the 2014 Global Plan upon approval, including our executive officers and non-employee directors. In determining the eligibility of an individual to be granted awards pursuant to the 2014 Global Plan, as well as in determining the number of awards to be granted to any individual, the GNC Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual’s service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the GNC Committee deems relevant.

Terms and Provisions of Options. Options granted under the 2014 Global Plan are exercisable at such times and during such period as is set forth in the award agreement, and shall terminate upon the earlier of (i) the date set forth in the award agreement, (ii) the expiration of ten (10) years from the date of grant, or (iii) the expiration of any extended period in any of the events set forth below. The award agreement may contain such provisions and conditions as may be determined by the GNC Committee. The option exercise price for each share subject to an option shall be determined by the GNC Committee in its sole and absolute discretion in accordance with applicable law (and may be less than fair market value, subject to applicable law), subject to any guidelines as may be determined by the Board from time to time. The exercise price shall be payable upon the exercise of an option in cash, check, or wire transfer.

An option or any right with respect thereto of any optionee to exercise an option granted under the 2014 Global Plan is not assignable or transferable, nor may it be given as collateral nor may any right with respect thereto be given to a third party whatsoever, other than by will or the laws of descent and distribution, or as specifically otherwise allowed under the 2014 Global Plan. Moreover, during the lifetime of the optionee, each and all of such optionee’s rights to purchase shares under the 2014 Global Plan shall be exercisable only by the optionee.

In the event of a termination of optionee’s employment or service, all options granted to such optionee shall immediately expire. Notwithstanding the foregoing and unless otherwise determined in the optionee’s award agreement, an option may be exercised after the date of termination as follows: If the termination is without cause, the unexpired vested options still in force may be exercised within a period of three (3) months after the date of such termination. If such termination of employment is the result of death or disability, the vested unexpired options still in force may be exercised within a period of twelve (12) months after such date of termination. If such termination of employment or service is for cause, any outstanding unexercised option will immediately expire and terminate, and the optionee shall not have any right in respect thereof. In no event shall an option be exercisable after the date upon which it expires by its terms. The GNC Committee has the authority to extend the term of all or part of the vested options beyond the date of such termination for a period not to exceed the period during which the options by their terms would otherwise have been exercisable.

Restricted Stock. Restricted stock and other equity-based awards may be issued to all participants either alone or in addition to other awards granted under the 2014 Global Plan. Such awards will be subject to such conditions and restrictions as the GNC Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price (if any) of shares of restricted stock will be determined by the GNC Committee. If the performance goals and other restrictions are not attained, the grantee will automatically forfeit their awards of restricted stock to the Company.

Merger; Acquisition; Reorganization. The 2014 Global Plan provides that in the event of a merger, acquisition, or reorganization of the Company or in the event of a sale of all or substantially all of the assets or shares of the Company to another entity (a “Transaction”) the unexercised or restricted portion of each award shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the successor corporation (or a parent or subsidiary of the successor corporation) as were distributed to the stockholders of the Company in connection with the Transaction. In the case of such assumption and/or substitution of awards, appropriate adjustments shall be made to the exercise price so as to reflect such award and all other terms and conditions of the award agreements, all subject to the determination of the GNC Committee or the Board, which determination shall be in their sole discretion and final. The 2014 Global Plan further provides that in the event that the outstanding shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split or reverse share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to the 2014 Global Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate exercise price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares. Upon the occurrence of any of the above, the class and aggregate number of shares issuable pursuant to the 2014 Global Plan, in respect of which awards have not yet been exercised, shall be appropriately adjusted.

The Board or the GNC Committee shall also have the power to determine that in certain award agreements there shall be a clause instructing that if in any Transaction the successor corporation (or parent or subsidiary of the successor corporation) does not agree to assume or substitute the awards, the vesting dates of outstanding awards shall be accelerated so that any unvested or restricted award or any portion thereof shall be immediately vested ten (10) days prior to the effective date of the Transaction.

Upon voluntary dissolution or liquidation of the Company, the Company shall immediately notify all unexercised award holders of such voluntary liquidation, and the award holders shall then have ten (10) days to exercise any unexercised vested options or vested award held by them at that time. Upon the expiration of such ten-day period, all remaining outstanding awards will terminate immediately.

Limitations; Blackout Periods The 2014 Global Plan provides that each participant’s rights to sell shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the participant unconditionally agrees and accepts any such limitations. The GNC Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of participants and/or with respect to all or certain types of awards, during which the vesting and/or exercise of awards and/or sale of shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, participants will not be able to exercise the options (or other awards) and/or receive and/or sell the shares held by or on behalf of the participants and the Company shall not bear any liability to participants for any claim, loss or liability that may result from such restrictions.

Termination and Amendment. Unless sooner terminated, the 2014 Global Plan shall terminate ten (10) years from July 9, 2014, the date upon which it was adopted by the Board. The Board may at any time terminate or suspend the 2014 Global Plan or make such modification or amendment as it deems advisable; provided, however, that no amendment, alteration, suspension or termination of the 2014 Global Plan shall impair the rights of any participant, unless mutually agreed otherwise by the participant and the Company. Termination of the 2014 Global Plan prior to the termination date shall not affect the Board of Director’s ability to exercise the powers granted to it thereunder with respect to awards granted under the 2014 Global Plan prior to the date of such earlier termination. The Company shall obtain the approval of the Company’s stockholders for amendment to the 2014 Global Plan if stockholders’ approval is required under any applicable law or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges.

Israeli Appendix and Tax Matters

Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, as amended (the “Section 102”; “Tax Ordinance”, respectively) shall apply to allocation of Awards and/or shares to employees, directors and office holders, but excluding controlling shareholders (as defined in Section 32(9) of the Ordinance) (the “Employees”). Awards granted under Section 102 may be classified as Approved 102 Award to be held by a trustee for the benefit of the Employees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Trustee”; “Holding Period”, respectively) or as Unapproved 102 Award, without a trustee. The Trustee is appointed by the Company and approved by the Israeli Tax Authorities. Under the trustee track, the trustee may not release any Approved 102 Awards or shares allocated or issued upon exercise of Approved 102 Awards prior to the end of the Holding Period and the full payment of participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any shares allocated or issued upon exercise of such Awards. With respect to any Approved 102 Award, a participant shall not sell or release from trust any share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including bonus shares, until the lapse of the Holding Period described above. If any such sale or release shall occur during the Holding Period the sanctions under Section 102 shall apply and shall be borne by such participant. Approved 102 Awards may either be classified as “ordinary income award” or “capital gains award”. The classification of the type of awards as “ordinary income award” or “capital gain award” depends on the election made by the Company prior to the date of grant, and obligates the Company to grant such type of award to all of its Employees for a period of one year following the year during which the elected type of awards were first granted.

We expect to grant Awards to our Employees as Approved 102 Awards under the capital gain track. The 2014 Global Plan and the relevant election will be appropriately filed with the Israeli tax authorities at least 30 days before the grants of Approved 102 Awards are made. Under such track, the Employee will be taxed at capital gain rates upon the sale of shares received following the exercise of such awards or upon release of such shares from trust, whichever is earlier, provided that the conditions of the “capital gains track” are met.

Equity Compensation Plan Information

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	1,293,007	(1)	$3.0142	(2)	2,146,689	(3)
Equity compensation plans not approved by security holders:	—		—		—
Total	1,293,007		$3.0142		2,146,689

(1)	Includes 1,293,007 shares of common stock issuable upon the exercise of outstanding options only.

(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)	A total of 3,439,696 shares of our Common Stock are reserved for issuance in aggregate under the Equity Plans and the Prior Plans. Any awards granted under either the 2014 Global Plan or the 2014 U.S. Plan will reduce the total number of shares available for future issuance under the other plan.

Required Vote

Approval of the proposed Plan Amendments requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter at the virtual annual meeting.

Brainstorm Recommendation

We believe strongly that the approval of the Plan Amendments are essential to our continued success. Our employees and directors are among our most valuable assets. Stock options and other awards such as those provided under the Equity Plans are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards are also crucial to our ability to motivate employees to achieve our goals and to retain qualified directors. Our Board approved the Plan Amendments, subject to stockholder approval. If the stockholders do not approve Proposal No. 2 amending the Equity Plans, our ability to grant any further options to our employees and members of our Board or make any further awards of stock will be severely impaired. This could adversely impact our ability to attract, retain and motivate current and prospective employees and members of the Board. For the reasons stated above the stockholders are being asked to approve Amendment No. 3 to the 2014 U.S. Plan and Amendment No. 3 to the 2014 Global Plan.

The Board believes the approval of the Plan Amendments are in the best interests of the Company and its stockholders and are essential to the Company’s ability to hire and retain senior executives as the Company moves toward commercialization, and therefore recommends a vote “FOR” Proposal No. 2 approving Amendment No. 3 to the Company’s 2014 Stock Incentive Plan and Amendment No. 3 to the 2014 Global Share Option Plan, to increase the shared pool of shares available for issuance under the Company’s current equity plans by 1,600,000 additional shares (from 4,000,000 to 5,600,000 shares) of Company Common Stock.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF BRIGHTMAN ALMAGOR ZOHAR & CO., A FIRM IN THE DELOITTE GLOBAL NETWORK, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

The Board has appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the current fiscal year. Deloitte has audited the financial statements of the Company since the fiscal year ended December 31, 2008. The Board is asking the Company’s stockholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Deloitte is not expected to be present at the Meeting and will not have the opportunity to make a statement or be available to respond to appropriate questions from stockholders.

The Board recommends a vote FOR ratification of the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the Company’s current fiscal year.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of Board

The Board of Directors of the Company (the “Board”) has determined that each of Dr. Frenkel, Dr. Arbel, Mr. Abbhi, Dr. Almenoff, Dr. Polverino and Mr. Taub satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors. Mr. Yablonka is not considered an “independent director.”

The Board of Directors is comprised of a majority of independent directors and the Governance, Nominating and Compensation Committee (the “GNC Committee”) and the Audit Committee are comprised entirely of independent directors.

Board Leadership Structure

On March 30, 2020, the Board elected Dr. Frenkel to serve as Chairperson of the Board. The Chairperson presides at all Board meetings. The Chairperson’s role and responsibilities include maintaining an active relationship with the Chief Executive Officer, participating in preparation for Board meetings (suggesting agenda items as appropriate), serving as a supplemental channel for communications between Board members and the Chief Executive Officer and providing counsel to individual directors on the performance of their duties. The position of Chair and Chief Executive Officer are separate. Together, the Chairperson and Chief Executive Officer provide strategic guidance and oversight to the Company. The Board believes that Dr. Frenkel serving as Chairperson is optimal because it will provide the Board with strong and consistent leadership, and the other members of the Board bring various perspectives and opinions. Taken together, the Board believes that this leadership structure provides an appropriate balance of experienced leadership, independent oversight and management input.

Risk Management and Oversight Process

The Board takes an active role, as a whole and at the committee level, in overseeing management of our Company’s risks. Generally, the entire Board, the Audit Committee and the GNC Committee are involved in overseeing risks associated with the Company and monitor and assess those risks in reviews with management and with the Company’s outside advisors and independent registered public accounting firm. The Audit Committee reviews regulatory risk, operational risk and enterprise risk, particularly as they relate to financial reporting, on a regular basis with management, the Company’s independent registered public accounting firm and the Company’s outside consultants and advisors. In its regular meetings, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The GNC Committee monitors the Company’s governance and succession risk by review with management and outside advisors. The GNC Committee also monitors CEO succession and the Company’s compensation policies and related risks by reviews with management. The GNC Committee periodically reviews our compensation programs for employees to assure that these programs do not create risks that are reasonably likely to have a material adverse effect on the company.

Prohibitions on Hedging of Securities

Pursuant to Brainstorm’s Policy on Trading of Securities and Public Disclosures, all Brainstorm personnel are strictly prohibited from engaging in "short sales" of securities of Brainstorm (sales of securities that are not then owned), and are prohibited from buying or selling, directly or indirectly, in the over-the-counter market, through an exchange or otherwise, options to purchase or sell securities of Brainstorm (i.e., puts, calls, straddles, etc.). Brainstorm believes that trading in options signals to the market and regulatory authorities that the individual engaged in such trading may possess material non-public information. Even if the individual is not trading on material non-public information, Brainstorm seeks to avoid even the appearance of impropriety. All Brainstorm personnel are also prohibited from trading of other derivative securities, the value of which is derived from the value of the common stock of Brainstorm. Further, all transactions in securities of Brainstorm (including option exercises, gifts, loans, pledges, hedges, contributions to a trust or any other transfer) by members of the Board, executive officers and employees who directly report to the Chief Executive Officer or the Chief Financial Officer, must be approved in advance by the Company’s Chief Financial Officer.

Diversity

While the Company does not have a formal diversity policy, the Board considers diversity in identifying director nominees. The Board and the GNC Committee believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the GNC Committee seeks director candidates with a broad diversity of professions, skills and backgrounds. The GNC Committee discusses Board composition, including the diversity of the Board, annually.

Board Meetings

The Board held three meetings during the fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served. The Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. All of the Company’s directors attended the prior year’s annual meeting.

Committees of the Board of Directors

Audit Committee

On February 7, 2008, the Board of Directors (“Board”) established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which assists the Board in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board, outside auditors and management. The Audit Committee discusses with management and our outside auditors the financial information developed by us, our systems of internal controls and our audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by us. The Audit Committee preapproves all audit services to be provided to us, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditor. The Audit Committee coordinates the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board has adopted a written charter for the Audit Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The Audit Committee currently consists of Mr. Taub (Chair), Dr. Almenoff and Dr. Arbel, each of whom is independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Dr. Arbel is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings during the fiscal year ended December 31, 2019.

GNC Committee

On June 27, 2011, the Board established a standing Governance, Nominating and Compensation Committee (the “GNC Committee”), which assists the Board in fulfilling its responsibilities relating to (i) compensation of the Company’s executive officers, (ii) the director nomination process and (iii) reviewing the Company’s compliance with SEC corporate governance requirements. The Board has adopted a written charter for the GNC Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The GNC Committee currently consists of Dr. Arbel (Chair), Dr. Polverino and Mr. Taub, each of whom is independent as defined under applicable NASDAQ listing standards. The GNC Committee held two meetings during the fiscal year ended December 31, 2019.

The GNC Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and the executive officers of the Company and reviews and makes recommendations to the Board with respect to director compensation. The GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation. In addition, the GNC Committee administers the Company’s stock incentive compensation and equity-based plans.

The GNC Committee makes recommendations to the Board concerning all facets of the director nominee selection process. Generally, the GNC Committee identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the independence requirements and qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board believes that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to our business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Board considers the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

GNC Committee Interlocks and Insider Participation

During 2019, Dr. Arbel, Dr. Polverino and Mr. Taub served as members of our GNC Committee. No member of the GNC Committee was an employee or officer of the Company during 2019, is a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our GNC Committee; (2) a director of another entity, one of whose executive officers served on our GNC Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Stockholder Communication with the Board

Under the Policy, stockholders may also send written communications to the Board or any individual members, to the attention of the Company’s Secretary at the Company’s offices, 1325 Avenue of Americas, 28th Floor, New York, NY 10019. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which the Company tends to receive repetitive or duplicate communications, or patently offensive or otherwise inappropriate material.

Family Relationships

There are no family relationships between the executive officers or directors of the Company.

Involvement in Certain Legal Proceedings

None.

ADDITIONAL INFORMATION

Executive Officers

Set forth below is a summary description of the principal occupation and business experience of each of the Company’s current executive officers.

Name	Age	Position
Chaim Lebovits	49	Chief Executive Officer
Ralph Kern, MD, MHSc	63	President and Chief Medical Officer
David Setboun, PharmD., MBA	46	Executive Vice President, Chief Operating Officer
Preetam Shah, Ph.D., MBA	48	Executive Vice President, Chief Financial Officer and Treasurer
Uri Yablonka	44	Executive Vice President, Chief Business Officer, Secretary and Director
Arturo Araya	50	Chief Commercial Officer
Stacy Lindborg, Ph.D.	50	Executive Vice President, Head of Global Clinical Research
Anthony Waclawski, Ph.D.	59	Executive Vice President, Global Head of Regulatory Affairs

Chaim Lebovits has been serving as our Chief Executive Officer since September of 2015.  Mr. Lebovits joined the Company as President in connection with his arrangement of an equity investment by ACC Biotech in the Company in July 2007.  On August 1, 2013, the Company appointed Mr. Lebovits as its Principal Executive Officer, and he assumes the duties and responsibilities of the Chief Executive Officer on an interim basis until June 2014. During his tenure with the Company, Mr. Lebovits has been instrumental in the various capital raises undertaken by the Company and in his capacity as President Mr. Lebovits managed relatively low burn rates and was very instrumental in the major decisions of the Company’s focus and direction, including the decision to focus on Amyotrophic Lateral Sclerosis (ALS, also known as Lou Gehrig’s Disease) as a first indication. Mr. Lebovits led efforts to attract the clinical sites first in Israel and later in the United States, building strong relationships for the Company with many leading Key Opinion Leaders and Centers of Excellence for ALS in the United States.  Mr. Lebovits controls ACC Holdings International, and its subsidiaries including ACC BioTech, which is focused on the biotechnology sector. He has been at the forefront of natural resource management and has spent years leading the exploration and development of resources in Israel and served as a member of the boards of directors of several companies in the industry. Mr. Lebovits has also held senior positions for the worldwide Chabad Lubavitch organization, the largest Jewish organization in the world today.

Dr. Ralph Kern joined the Company on March 6, 2017 as Chief Operating Officer and Chief Medical Officer. He currently serves as President and Chief Medical Officer since April 2020. Prior to joining the Company, Dr. Kern was Senior Vice President, Head Worldwide Medical at Biogen Inc. since 2016. Prior positions at Biogen Inc. include Vice President, Head of Global Therapeutic Areas from 2015 to 2016 and Vice President, Head of Global Medical Neurology in 2015. Dr. Kern has also served Novartis Pharmaceuticals Corporation as Vice President, Head Neuroscience Medical Unit from 2014 to 2015 and as Vice President, Head MS Medical Unit from 2011 to 2014. He also worked for Genzyme Corporation from 2006 to 2011 where he served as Global Medical Director, Personalized Genetic Health (2010-2011), Head of Medical Affairs, Canada (2006-2008), General Manager, Fabry Disease (2008-2010) and Head of Medical Affairs, Canada (2006-2008). He also served as University Neurology Program Director at the University of Toronto (2003-2006), Consultant Neurologist at Mount Sinai Hospital (2001-2006) and Director, EMG, EEG and Evoked Potential Laboratory at The Credit Valley Hospital (1988-2001).

David Setboun, PharmD, MBA joined the Company on April 7, 2020 at Executive Vice President, Chief Operating Officer. Most recently, Dr. Setboun served as VP Corporate Development, Strategy & Business at Life Biosciences from July 2018 to April 2020. From June 2015 to June 2018, he served as President, Biogen, France where he launched Biogen’s rare disease franchise. Prior to his tenure at Biogen, Dr. Setboun, served as President, AstraZeneca, Portugal from 2012 to 2015. Prior to this role, Dr. Setboun led the European Sales & Marketing function as AstraZeneca’s VP Europe From 2002 to 2009, Dr. Setboun directed national and international teams and projects for Eli Lilly and Company in France and the USA. Dr. Setboun received his Pharmaceutical Doctorate (Pharm.D.) from University Paris XI in 1997 and his MBA from H.E.C Paris in 2001.

Preetam Shah, Ph.D., MBA joined the Company on September 6, 2019 as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Preetam Shah served as Director, Healthcare Investment Banking at Barclays Capital Plc. since June 2016. He has also served as Vice President, Healthcare Investment Banking at Canaccord Genuity Inc. from 2013 to 2016. Dr. Shah founded Saisarva LLC. and was a financial consultant from 2010-2013 for healthcare-focused private equity firms, hedge funds, and global pharmaceutical companies. From 2006-2009, Dr. Shah served as Vice President, U.S. Operations and Investments at Reliance Capital USA Ventures LLC, an affiliate of Reliance ADA Group Companies. Dr. Shah completed his post-doctoral fellowship in Infectious Diseases from Stanford University School of Medicine. He holds a Ph.D. in Microbiology from the University of Mississippi Medical Center and a M.B.A. in Finance from the Wharton School, University of Pennsylvania.

Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a member of the Board. On March 6, 2017 he was appointed Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Yablonka served since December 2010 as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. He also served since January 2011 as Vice President, Business Development at ACC International Holdings Ltd. (Holdings). Holdings is also an affiliate of ACCBT Corp. Prior to serving with Holdings, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. From 2008 to January 2011, Mr. Yablonka was Senior Partner at PM-PR Media Consulting Ltd., where he led public relations and strategy consulting for a wide range of governmental and private organizations. From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent. We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director of the Company.

Arturo O. Araya has served as the Chief Commercial Officer of the Company since August 2018. He also served as a director of the Company from February, 2017 to November, 2018. From 2002 to 2016, Mr. Araya worked for Novartis Pharmaceutical Corporation, where he served as the Vice President and Head of Global Commercial for Novartis’ Cell and Gene Therapies Unit (June 2014 to July 2016), where he led a cross-functional team to globally commercialize a portfolio of cell and gene therapies. In his prior role as Novartis’ Global Brand Leader for CTL019 (September 2012-May 2014), a CAR-T therapy, he was responsible for developing early launch plans, including worldwide and multiple indication forecasts and resource modeling. He has led the Oncology Unit for Novartis in seven countries (March 2002-August 2012). Prior to his tenure at Novartis, Mr. Araya was with Bristol-Myers Squibb Company (1999-2002), most recently as Associate Director of Marketing Intelligence, Business Development & Licensing. He earned an M.B.A. from the University of Michigan, and an M.A. and B.S. in Engineering from the University of Connecticut.

Stacy Lindborg, PhD joined the Company on June 1, 2020 at Executive Vice President, Head of Global Clinical Research. Dr. Lindborg previously served at Biogen Inc. from 2012 to 2020, where she was most recently Vice President, Analytics and Data Science. She also served on the R&D governance team during a time of significant growth for Biogen, and was active in guiding the firm's long-term vision for growth through analytics and by stimulating innovative development platforms to increase productivity. Dr. Lindborg holds a Ph.D. in statistics from Baylor University.

Anthony Waclawski, Ph.D. joined the Company in September 2020 as Executive Vice President, Global Head of Regulatory Affairs. From November 2016 to September 2020, Dr. Waclawski served as Head Regulatory and Pharmaceutical Sciences, Innovative Medicines Development at Bristol-Myers Squibb. From June 2014 to October 2016, he served as Vice President, Global Submissions and Regulatory Policy at Bristol-Myers Squibb. Dr. Waclawski earned a Ph.D. and M.S. in pharmaceutical sciences and a B.S. in pharmacy from Rutgers University.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended December 31, 2019 and 2018 earned by our Named Executive Officers. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table

					Option		Stock		All Other
		Salary	Bonus		Awards		Awards		Compensation
Name and Principal Position	Year	($)	($)		($) (1) (2)		($) (1) (2)		($)(3)	Total ($)
Chaim Lebovits (*) Chief Executive Officer (4)	2018	500,000	750,000	(5)	-		133,472	(7)	195,398	1,578,870
	2019	500,000	250,000	(6)	-		125,364	(8)	180,912	1,056,276
Ralph Kern, Chief Medical Officer (9)	2018	500,000	150,000	(10)	-		119,000	(12)	72,650	841,650
	2019	500,000	150,000	(11)	-		139,000	(13)	63,145	852,145
Preetam Shah, Chief Financial Officer (14)	2019	109,375	-		414,757	(15)	99,000	(15)	23,760	646,892

(*) These Named Executive Officers were paid in NIS; the amounts above are the U.S. dollar equivalent. The conversion rate used was the average of the 2019 daily rates between the U.S. dollar and the NIS as published by the Bank of Israel, the central bank of Israel.

(1) The amounts shown in the “Option Awards” and “Stock Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executive Officer during fiscal 2018 and fiscal 2019. ASC 718 fair value amount as of the grant date for stock options generally is spread over the number of months of service required for the grant to vest.

(2) The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note 11 to Consolidated Financial Statements.

(3) Includes management insurance (which includes pension, disability insurance and severance pay), payments towards such employee’s education fund, Israeli social security and amounts paid for use of a Company car. Each Named Executive Officer also receives gross-up payments for the taxes on these benefits.

(4) On September 22, 2015, the Company appointed Chaim Lebovits as its Chief Executive Officer.

(5) In April and in July 2018, the Company paid Mr. Lebovits, in addition to his target discretionary bonus amount of $250,000, an extra $500,000 in recognition of his ongoing and outstanding contributions towards the Company’s overall performance in fiscal year 2018.

(6) During 2019, the Company paid Mr. Lebovits a discretionary cash bonus payment of $250,000 in recognition of his contributions to the Company’s performance in fiscal year 2019.

(7) On July 26, 2018 Mr. Lebovits received a grant of 31,185 shares of restricted Common Stock.

(8) On July 26, 2019 Mr. Lebovits received a grant of 31,185 shares of restricted Common Stock.

(9) Dr. Kern’s employment with the Company began on March 6, 2017.

(10) In March 2018, the Company paid Mr. Kern a discretionary cash bonus payment of $150,000 in recognition of his contributions to the Company’s performance in fiscal year 2018.

(11) In August 2019, the Company paid Mr. Kern a discretionary cash bonus payment of $150,000 in recognition of his contributions to the Company’s performance in fiscal year 2019.

(12) On March 6, 2018 Dr. Kern received a grant of 35,885 shares of restricted Common Stock.

(13) On March 6, 2019 Dr. Kern received a grant of 35,885 shares of restricted Common Stock.

(14) Mr. Shah’s employment with the Company began on September 6, 2019.

(15) On September 6, 2019, Mr. Shah received a grant of 25,000 shares of restricted Common Stock and also an option to purchase up to 100,000 shares of Common Stock under the 2014 Global Plan, at an exercise price per share equal to $3.96 per share and an option to purchase up to 100,000 shares of Common Stock under the 2014 Global Plan, at an exercise price per share equal to $6.00.

Executive Employment Agreements

Chaim Lebovits

On September 28, 2015, Chaim Lebovits, the Company’s Chief Executive Officer and President, and the Company’s wholly owned subsidiary Brainstorm Cell Therapeutics Ltd. (the “Subsidiary”), entered into an employment agreement, which was amended on March 7, 2016, July 26, 2017 and June 23, 2020 (as amended, the “Lebovits Employment Agreement”). Pursuant to the Lebovits Employment Agreement, Chaim Lebovits is paid a salary at the annual rate of $500,000 (the “Base Salary”). Mr. Lebovits also receives other benefits that are generally made available to the Subsidiary’s employees. In addition, he is provided with a cellular phone and a company car, with all costs including taxes borne by the Subsidiary.

Pursuant to the Lebovits Employment Agreement, Mr. Lebovits was granted a stock option under the Company’s 2014 Global Share Option Plan on September 28, 2015 for the purchase of up to 369,619 shares of the Company’s Common Stock at a per share exercise price of $2.45, which grant is fully vested and exercisable and shall be exercisable for a period of two years after termination of employment. Pursuant to the Lebovits Employment Agreement, Mr. Lebovits was granted on July 26, 2017, and is also eligible to receive, an annual cash bonus equal to 50% of his base salary, subject to his satisfaction of pre-established performance goals to be authorized by the Board based on an assessment of Mr. Lebovits’s performance each year. Performance is evaluated through a performance management framework and a bonus range based on the target bonus.

Pursuant to the Lebovits Employment Agreement, Mr. Lebovits received on July 26, 2017, and is entitled to receive on each anniversary thereafter (provided he remains Chief Executive Officer), a grant of restricted stock under the Company’s 2014 Global Share Option Plan (or any successor or other equity plan then maintained by the Company) comprised of a number of shares of Common Stock with a fair market value (determined based on the price of the Common Stock at the end of normal trading hours on the business day immediately preceding the Effective Date according to Nasdaq) equal to 30% of Mr. Lebovits’ Base Salary. Each grant shall vest as to twenty-five percent (25%) of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Mr. Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date. Each grant shall be subject to accelerated vesting upon a Change of Control (as defined in the Lebovits Employment Agreement) of the Company. In the event of Mr. Lebovits’ termination of employment, any portion of a grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to Mr. Lebovits.

Pursuant to the Lebovits Employment Agreement, on July 26, 2017, Mr. Lebovits also received a fully vested and exercisable option to purchase up to 41,580 shares of Common Stock, with an exercise price per share of $4.81. The option was fully-vested and exercisable until the 2nd anniversary of the date of grant, when it expired unexercised. The Lebovits Employment Agreement contains termination provisions, pursuant to which if the Company terminates the Employment Agreement or Mr. Lebovits’ employment without Cause (as defined in the agreement) or if Mr. Lebovits terminates the employment agreement or his employment thereunder with Good Reason (as defined in the agreement), the Company shall: (i) within 90 days pay Mr. Lebovits, as severance pay, a lump sum equal to six (6) months of Base Salary (which shall increase to nine (9) months after July 26, 2019 and twelve (12) months after July 26, 2020) (provided Mr. Lebovits is actively employed by the Company on such dates) (the “Payment Period”); (ii) pay Mr. Lebovits within 30 days of his termination of employment any bonus compensation that Mr. Lebovits would be entitled to receive during the Payment Period in the absence of his termination without Cause or for Good Reason; (iii) immediately vest such number of equity or equity based awards that would have vested during the six (6) months following the date of termination of employment; and (iv) shall continue to provide to Mr. Lebovits health insurance benefits during the Payment Period, unless otherwise provided by a subsequent employer. The foregoing severance payments are conditional upon Mr. Lebovits executing a waiver and release in favor of the Company in a form reasonably acceptable to the Company.

Dr. Ralph Kern

On February 28, 2017, the Company and Dr. Ralph Kern entered into an employment agreement, effective March 6, 2017, which sets forth the terms of Dr. Kern’s employment (as amended by Amendment No. 1 dated March 3, 2017, the “Agreement”). Pursuant to the Agreement, Dr. Kern is paid an annual salary of $500,000 (the “Base Salary”), which may be increased (but not decreased) at the sole discretion of the Board. Dr. Kern is also eligible to receive an annual cash bonus equal to 30% of his base salary, subject to his satisfaction of pre-established performance goals to be mutually agreed upon by the Board and Dr. Kern. Performance is evaluated through a performance management framework and a bonus range based on the target bonus. Dr. Kern also receives other benefits that are generally made available to the Company’s employees.

Pursuant to the Agreement, Dr. Kern received on March 6, 2017, and is entitled to receive on each anniversary thereafter (provided he remains employed by the Company), a grant of restricted stock under the Company’s 2014 Stock Incentive Plan (or any successor or other equity plan then maintained by the Company) comprised of a number of shares of common stock of the Company, $0.00005 par value (“Common Stock”) with a fair market value (determined based on the price of the Common Stock at the end of normal trading hours on the business day immediately preceding March 6, 2017 according to Nasdaq) equal to 30% of Dr. Kern’s Base Salary. Each equity grant vests as to twenty-five percent (25%) of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Dr. Kern remains continuously employed by the Company from the date of grant through each applicable vesting date. Each equity grant is subject to accelerated vesting upon a Change of Control (as defined in the Agreement) of the Company. In the event of Dr. Kern’s termination of employment, any portion of an equity grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to Dr. Kern.

Pursuant to the Agreement, on March 6, 2017, Dr. Kern also received an option under the 2014 U.S. Plan to purchase up to 47,847 shares of Common Stock with an exercise price per share of $4.18. The option was fully vested and exercisable until the 2nd anniversary of the date of grant, when it expired unexercised.

The Agreement contains termination provisions, pursuant to which if the Company terminates the Agreement or Dr. Kern’s employment without Cause (as defined in the Agreement) or if Dr. Kern terminates the Agreement or his employment thereunder with Good Reason (as defined in the Agreement), the Company shall: (i) within 90 days pay Dr. Kern, as severance pay, a lump sum equal to six (6) months of Base Salary (which shall increase to nine (9) months after the second anniversary of March 6, 2017 and twelve (12) months after the third anniversary of March 6, 2017) (provided Dr. Kern is actively employed by the Company on such dates) (the “Payment Period”); (ii) pay Dr. Kern within 30 days of his termination of employment any bonus compensation that Dr. Kern would be entitled to receive during the Payment Period in the absence of his termination without Cause or for Good Reason; (iii) immediately vest such number of equity or equity based awards that would have vested during the six (6) months following the date of termination of employment; and (iv) shall continue to provide to Dr. Kern health insurance benefits during the Payment Period, unless otherwise provided by a subsequent employer. The foregoing severance payments are conditional upon Dr. Kern executing a waiver and release in favor of the Company in a form reasonably acceptable to the Company.

Preetam Shah

On September 5, 2019, the Company and Preetam Shah, PhD, MBA, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, entered into an employment agreement, pursuant to which Dr. Shah receives an annual salary of $350,000 and is eligible to receive an annual cash bonus equal to 40% of his base salary, subject to the satisfaction of performance goals to be established each year. Dr. Shah also receives other benefits that are generally made available to the Company’s employees. Pursuant to the agreement, Dr. Shah received on September 6, 2019, a one-time grant of stock options under the Company’s 2014 Stock Incentive Plan (i) to purchase up to 100,000 shares of Common Stock, at an exercise price equal to $3.96 per share, and (ii) to purchase up to 100,000 shares of Common Stock at an exercise price per share equal to $6.00 per share. Each option shall vest and become exercisable as follows: 25% of the shares underlying the option shall vest and become exercisable on the first anniversary of the date of grant, and the remaining shares underlying the option shall vest and become exercisable in equal quarterly installments thereafter, until fully vested and exercisable on the fourth anniversary of the date of grant, provided that Dr. Shah remains continuously employed by the Company from the date of grant through each applicable vesting date. Each option shall have a ten (10) year term. Any unvested shares underlying the options as of the date of Dr. Shah’s employment termination shall automatically terminate.

Pursuant to the agreement, Dr. Shah received on September 6, 2019, a one-time grant under the 2014 Stock Incentive Plan of 25,000 shares of restricted common stock of the Company, which shall vest as to 100% of the award on the one year anniversary of the grant date, provided Dr. Shah remains continuously employed by the Company from the date of grant through the vesting date. In the event of Dr. Shah’s termination of employment prior to the one-year anniversary of the grant date, the restricted stock grant shall automatically be immediately forfeited to the Company, without the payment of any consideration to Dr. Shah.

The agreement contains termination provisions, pursuant to which if the Company terminates the agreement or Dr. Shah’s employment without Cause (as defined in the agreement) or if Dr. Shah terminates the agreement or his employment thereunder with Good Reason (as defined in the agreement), the Company shall: (i) pay Dr. Shah, as severance pay, a lump sum equal to three (3) months of Base Salary; (ii) pay Dr. Shah any bonus compensation that Dr. Shah would be entitled to receive during the period of employment in that fiscal year; (iii) immediately vest such number of equity or equity based awards that would have vested during the three (3) months following the date of termination of employment; and (iv) continue to provide Dr. Shah’s health insurance benefits during the three (3) months following the date of termination of employment, unless otherwise provided by a subsequent employer. The foregoing severance payments are conditional upon Dr. Shah executing a waiver and release in favor of the Company in a form reasonably acceptable to the Company.

Terms of Option Awards

Stock option grants to the Named Executive Officers are described in the summaries of their executive employment agreements above and incorporated herein. Unless otherwise stated, option grants issued to Named Executive Officers prior to August 14, 2014 were made pursuant to the Company’s 2004 Global Share Option Plan and grants issued to Named Executive Officers on or after August 14, 2014 were made pursuant to the Company’s 2014 Stock Incentive Plan or the 2014 Global Share Option Plan, and expire on the tenth anniversary of the grant date.

Outstanding Equity Awards

The following table sets forth information regarding equity awards granted to the Named Executive Officers that are outstanding as of December 31, 2019. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Outstanding Equity Awards at December 31, 2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Chaim Lebovits	369,619	-		2.45	9/28/2025	23,38915,593	(2)	66,736
						23,389	(3)	100,104
						31,185	(4)	133,472
Ralph Kern	-	-		-	-	17,943	(5)	76,794
						35,885	(6)	115,191
						26,914	(7)	153,588
Preetam Shah	-	100,000	(8)	3.96	9/05/2029	25,000	(9)	107,000
		100,000	(8)	6.00	9/05/2029

(1)	Based on the fair market value of our Common Stock on December 31, 2019 ($4.28 per share).

(2)	Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (July 26, 2017), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(3)	Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (July 26, 2018), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(4)	Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (July 26, 2019), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(5)	Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (March 6, 2017), provided that Ralph Kern remains continuously employed by the Company from the date of grant through each applicable vesting date.

(6)	Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (March 6, 2018), provided that Ralph Kern remains continuously employed by the Company from the date of grant through each applicable vesting date.

(7)	Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (March 6, 2019), provided that Ralph Kern remains continuously employed by the Company from the date of grant through each applicable vesting date.

(8)	Stock options vest and become exercisable as follows: 25% of the shares underlying the option shall vest and become exercisable on the first anniversary of the date of grant, and the remaining shares underlying the option shall vest and become exercisable in equal quarterly installments thereafter, until fully vested and exercisable on the fourth anniversary of the date of grant, provided that Preetam Shah remains continuously employed by the Company from the date of grant through each applicable vesting date.

(9)	Restricted stock award shall vest as to 100% of the award on the one year anniversary of the grant date (September 6, 2019), provided Preetam Shah remains continuously employed by the Company from the date of grant through the vesting date.

Stock Incentive Plans

During the fiscal year ended December 31, 2019, the Company had outstanding awards for stock options under four plans: (i) the 2004 Global Stock Option Plan and the Israeli Appendix thereto (the “2004 Global Plan”) (ii) the 2005 U.S. Stock Option and Incentive Plan (the “2005 U.S. Plan,” and together with the 2004 Global Plan, the “Prior Plans”); (iii) the 2014 Global Share Option Plan and the Israeli Appendix thereto (which applies solely to participants who are residents of Israel) (the “2014 Global Plan”); and (iv) the 2014 Stock Incentive Plan (the “2014 U.S. Plan” and together with the 2014 Global Plan, the 2014 Plans).

The 2004 Global Plan and 2005 U.S. Plan expired on November 25, 2014 and March 28, 2015, respectively. Grants that were made under the Prior Plans remain outstanding pursuant to their terms. The 2014 Plans were approved by the stockholders on August 14, 2014 (at which time the Company ceased to issue awards under each of the 2005 U.S. Plan and 2004 Global Plan) and amended on June 21, 2016 and November 29, 2018. Unless otherwise stated, option grants prior to August 14, 2014 were made pursuant to the Company’s Prior Plans, and grants issued on or after August 14, 2014 were made pursuant to the Company’s 2014 Plans, and expire on the tenth anniversary of the grant date.

The 2014 Plans have a shared pool of 4,000,000 shares of common stock available for issuance. The exercise price of the options granted under the 2014 Plans may not be less than the nominal value of the shares into which such options are exercised. Any options under the 2014 Plans that are canceled or forfeited before expiration become available for future grants.

Compensation of Directors

The following table sets forth certain summary information with respect to the compensation paid during the fiscal year ended December 31, 2019 earned by each of the directors of the Company. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Director Compensation Table for Fiscal 2019

	Fees				Option
	Earned or		Stock		Awards
	Paid in		Awards		($)		Total
Name	Cash ($)		($)(1)		(1)(2)		($)
Dr. Irit Arbel	-		-		84,366	(3)	84,366
Dr. June S. Almenoff	30,000	(4)	7,780	(5)			37,780
Mr. Chen Schor	30,000	(8)					30,000
Dr. Anthony Polverino	12,500	(6)	21,819	(7)	-		34,319
Mr. Malcolm Taub	-		46,680	(9)	-		46,680
Uri Yablonka	-		-		44,402	(10)	44,402

(1)

The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2019.

(2)	The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note 10 - Share-based compensation to employees and to directors to Consolidated Financial Statements.

(3)	At December 31, 2019, Dr. Arbel had options (vested and unvested) to purchase 233,887 shares of Common Stock.

(4)	Represents amounts paid to Dr. Almenoff for services as a director.

(5)	At December 31, 2019, Dr. Almenoff was entitled to 2,000 shares of unvested restricted Common Stock (restricted share issuance in process at year end).

(6)	Represents amounts paid to Dr. Polverino for his services as a director.

(7)	At December 31, 2019, Dr. Polverino had 2,000 shares of unvested restricted Common Stock (restricted share issuance in process at year end).

(8)	Represents the amount paid to Mr. Schor for his services as a director. Mr. Schor resigned from our Board on March 30, 2020.

(9)	At December 31, 2019, Mr. Taub had 12,000 shares of unvested restricted Common Stock (restricted share issuance in process at year end).

(10)	At December 31, 2019, Mr. Yablonka had options (vested and unvested) to purchase 113,331 shares of Common Stock.

Director Compensation Plan

We review the level of compensation of our non-employee directors on a periodic basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources, including publicly available data describing director compensation in peer companies and survey data collected by an independent compensation consultant. Those of our directors who are not employees of Brainstorm receive compensation for their services as directors as follows:

The Company’s Second Amended and Restated Director Compensation Plan was approved July 9, 2014 and amended on April 29, 2015, February 26, 2017 and July 13, 2017 (as amended, the “Director Compensation Plan”). Under the Director Compensation Plan, each eligible director is granted an annual award immediately following each annual meeting of stockholders beginning with the 2014 annual meeting. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 13,333 shares of Common Stock. For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) 6,666 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee of the Board receives (i) a nonqualified stock option to purchase 2,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 2,000 shares of restricted stock. The chair of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 3,333 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 3,333 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board shall also receive (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 6,666 shares of restricted stock. Awards are granted on a pro rata basis for directors serving less than a year at the time of grant. The exercise price for options for U.S. directors will be equal to the closing price per share of the Common Stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded. The exercise price for options for non-U.S. directors is $0.75. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months from the date of grant, provided that the recipient remains a member of the Board on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date. Every non-employee director of the Company is eligible to participate in the Director Compensation Plan, except that Chen Schor, Dr. June S. Almenoff, Arturo O. Araya (until he commenced service as an employee in August, 2018) and Dr. Anthony Polverino are not entitled receive annual director awards under the Director Compensation Plan, but are entitled to committee compensation under the Director Compensation Plan in the event that they qualify for and serve as a member of any committee of the Board. Mr. Schor, Dr. Almenoff, Mr. Araya and Dr. Polverino’s director compensation is further discussed below.

Pursuant to a February 26, 2017 resolution of the Board, Dr. Almenoff receives the following compensation for her service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Almenoff will not receive annual director awards under the Director Compensation Plan, but in the event that Dr. Almenoff serves as a member of any committee of the Board she will be entitled to committee compensation under the Director Compensation Plan. Dr. Almenoff serves as a member of the Audit Committee.

Pursuant to resolutions of the Board, Dr. Polverino receives the following compensation for his service on the Board: an annual cash award in the amount of $12,500, paid in biannual installments, and an annual restricted stock award valued at $12,500 on the date of grant, as determined based on the closing price of the Company’s common stock at the end of normal trading hours on the date of grant, or the previous closing price in the event the grant date does not fall on a business day. The grant vests in 12 consecutive, equal monthly installments commencing on the one-month anniversary of the date of grant, until fully vested on the first anniversary of the date of grant. Dr. Polverino does not receive annual director awards under the Director Compensation Plan, but in the event that he serves as a member of any committee of the Board he is entitled to committee compensation under the Director Compensation Plan. Dr. Polverino serves on the GNC Committee. In November 2018 he received a grant of 1,667 shares of Common Stock for prior GNC Committee services.

Pursuant resolution of the Board, Mr. Araya received the following compensation for his service on the Board: an annual cash award in the amount of $12,500, paid in biannual installments, and an annual restricted stock award valued at $12,500 on the date of grant, as determined based on the closing price of the Company’s common stock at the end of normal trading hours on the date of grant, or the previous closing price in the event the grant date does not fall on a business day. Mr. Araya also received a grant of 1,249 shares of restricted stock for his service on the GNC Committee. All grants ceased vesting and Mr. Araya resigned as a member of the GNC effective August 28, 2018, in connection with Mr. Araya commencing employment with the Company as its Chief Commercial Officer. Mr. Araya ceased serving as a member of the Board on November 29, 2018.

On February 26, 2017 the Amended and Restated Executive Director Agreement between the Company and Chen Schor dated November 11, 2011 was terminated by mutual agreement of Chen Schor and the Company, and the Board approved that Chen Schor was to receive the following compensation for his then service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments; that Mr. Schor will not receive annual director awards under the Director Compensation Plan, but in the event that Mr. Schor serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan; and that the restricted stock grant (the “Schor Grant”) of 60,000 shares of restricted Common Stock previously granted to Mr. Schor under the Company’s 2014 Stock Incentive Plan will continue to vest as previously agreed: 20,000 on: (a) August 22, 2015 (b) 20,000 on August 22, 2016 and (c) 20,000 on August 22, 2017 (at which time the Grant was fully vested). Mr. Schor served as a member of the audit committee from November 2017 to November 2019. Mr. Schor resigned form our Board on March 30, 2020 and is no longer receiving any compensation from the Company.

On July 13, 2017 pursuant to the Company’s Third Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 12,000 shares of Common Stock at a purchase price of $0.75 per share, which was fully vested and exercisable on the date of grant.

On December 12, 2019, the following grants were made under the Director Compensation Plan to the eligible directors: Dr. Arbel received a stock option to purchase 25,333 shares of Common Stock for her service as a director, chairperson of the Board, chair of the GNC Committee and a member of the Audit Committee; Dr. Almenoff received 2,000 shares of restricted stock for her service as a member of the Audit Committee; Dr. Polverino received 2,000 shares of restricted stock for his service as a member of the GNC Committee; and Mr. Taub received 12,000 shares of restricted stock for his service as a director, chair of the Audit Committee and a member of the GNC Committee.

Certain Relationships and Related Transactions

The Audit Committee of our Board reviews and approves all related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (transactions involving amounts exceeding the lesser of $120,000 or one (1) percent of the average of the smaller reporting company's total assets at year-end for the last two fiscal years in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

Investment Agreement with ACCBT Corp.

We are party to a July 2, 2007 subscription agreement and related registration rights agreement and warrants, amended July 31, 2009, May 10, 2012, May 19, 2014 and November 2, 2017 (together as amended, the “ACCBT Documents”) with ACCBT, a company under the control of Mr. Chaim Lebovits, our Chief Executive Officer, pursuant to which, for an aggregate purchase price of approximately $5.0 million, we sold to ACCBT 1,920,461 shares of our Common Stock (the “Subscription Shares”) and warrants to purchase up to 2,016,666 shares of our Common Stock (the “ACCBT Warrants”). The ACCBT Warrants contain cashless exercise provisions, which permit the cashless exercise of up to 50% of the underlying shares of Common Stock. 672,222 of the ACCBT Warrants have an exercise price of $3.00 and the remainder have an exercise price of $4.35. All of the ACCBT Warrants are presently outstanding.

Pursuant to the terms of the ACCBT Documents, ACCBT has the following rights for so long as ACCBT or its affiliates hold at least 5% of our issued and outstanding share capital:

•	Board Appointment Right: ACCBT has the right to appoint 30% of the members of our Board and any of our committees and the Board of Directors of our subsidiaries.

•

Preemptive Right: ACCBT has the right to receive thirty days’ notice of, and to purchase a pro rata portion (or greater under certain circumstances where offered shares are not purchased by other subscribers) of, securities issued by us, including options and rights to purchase shares. This preemptive right does not include issuances under our equity incentive plans.

•	Consent Right: ACCBT’s written consent is required for Brainstorm transactions greater than $500,000.

In addition, ACCBT is entitled to demand and piggyback registration rights, whereby ACCBT may request, upon 15 days’ written notice, that we file, or include within a registration statement to be filed, with the Securities and Exchange Commission for ACCBT’s resale of the Subscription Shares, as adjusted, and the shares of our Common Stock issuable upon exercise of the ACCBT Warrants. We registered 1,920,461 shares of Common Stock and 2,016,666 shares of Common Stock underlying the ACCBT Warrants on registration statement No. 333-201705 dated January 26, 2015 pursuant to ACCBT’s registration rights.

The foregoing description reflects the November 2, 2017 Warrant Amendment Agreement between the Company and ACCBT, pursuant to which the rights and privileges of the ACCBT Entities relating to the management of the Company were reduced, in exchange for a five (5) year extension of the expiration of the Company warrants held by the ACCBT Entities. Pursuant to the amendment, the ACCBT Documents were amended as follows: (i) the ACCBT Entities existing right to appoint 50.1% of the Board of Directors of the Company and its subsidiaries was reduced to 30%; (ii) the ACCBT Entities’ consent rights regarding Company matters pursuant to the ACCBT Documents were limited to transactions greater than $500,000 (previous to the amendment the consent right was for transactions of $25,000 or more); and (iii) the expiration date of each of the ACCBT Warrants was extended until November 5, 2022 (the previous expiration date was November 5, 2017).

Mr. Lebovits, the Company’s Chief Executive Officer, is deemed to control ACCBT. Mr. Lebovits employment agreement with the Company and related employee compensation are described under “Executive Employment Agreements” in the Executive Compensation section above. Additionally, Mr. Yablonka, the Company’s Director, EVP and Chief Business Officer serves as Vice President, Business Development at ACC International Holdings Ltd., an affiliate of ACCBT Corp.

Securities Purchase Agreement with Abbhi Investments, LLC

We are party to a Securities Purchase Agreement with Abbhi Investments, LLC pursuant to which the Company sold 1,250,000 shares of the Company’s Common Stock in a registered direct offering, at a purchase price per share of $8.00 for a total purchase price of $10,000,000. In connection therewith, the Company also issued a warrant to purchase 250,000 shares of Common Stock at an exercise price of $15.00 per share, with an expiration date of the third anniversary of the date of issuance. The offering was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-225517) and related March 6, 2020 prospectus supplement. Pursuant to the Securities Purchase Agreement, Abbhi Investments, LLC was entitled to appoint Sankesh Abbhi to serve as a member of the Board at any time prior to April 30, 2020 by giving notice to the Company of such appointment, and Mr. Abbhi shall continue to serve for so long as Abbhi Investments, LLC remains the beneficial owner of Common Stock.

Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network (“Deloitte”) for the audit of our financial statements for the fiscal years ended December 31, 2018 and 2019 and fees billed for other services rendered by Deloitte during those periods.

	December 31,
	2019	2018
Audit Fees (1)	$55,000	$58,000
Audit-Related Fees	$-	$-
Tax Fees (2)	$11,000	$28,000
All Other Fees	$-	$-
Total Fees	$66,000	$86,000

(1)

Audit fees are comprised of fees for professional services performed by Deloitte for the audit of our annual financial statements and the review of our quarterly financial statements, as well as other services provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	Tax fees are comprised of fees for preparation of tax returns to the Company and the services performed by Deloitte in connection with Inter-Company matters.

We did not use Deloitte for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements and generates information that is significant to our financial statements, are provided internally or by other service providers. We did not engage Deloitte to provide compliance outsourcing services.

Pre-approval Policies

Our Audit Committee is responsible for pre-approving all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Board of Directors has considered the nature and amount of fees billed by Deloitte and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Deloitte’s independence.

Audit Committee Financial Expert

The Board has determined that Dr. Irit Arbel is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Dr. Arbel is serving as the “audit committee financial expert” in accordance with Nasdaq Rule 5605(c)(2)(B).

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2019 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has discussed with Deloitte its independence and has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

AUDIT COMMITTEE
Malcolm Taub (Chair)
Dr. Irit Arbel
Dr. June S. Almenoff

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock (collectively, the “Reporting Persons”), to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2019 all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act, except for the late filings of Form 4s by June Almenoff, Anthony Polverino, Irit Arbel, Malcolm Taub and Uri Yablonka in February 2020.

Other Matters

The Board does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

An adjournment of the Meeting may be made from time to time by the chairman of the Meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Meeting.

Stockholder Proposals

Proposals of stockholders intended for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2021 or special meeting of stockholders held in lieu thereof in accordance with Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive offices at the following address: Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019 not later than June 3, 2021 in order to be included in the Company’s proxy statement relating to the 2021 meeting of stockholders. Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2021 meeting of stockholders.

Pursuant to Rule 14a-4 promulgated under the Exchange Act (“Rule 14a-4”), stockholders who wish to make a proposal or nominate a director at the 2021 meeting of stockholders, other than a proposal intended for inclusion in the Company’s proxy statement for the 2021 meeting of stockholders, must notify the Company not later than August 17, 2021. If a stockholder who wishes to present such a proposal fails to notify the Company by August 17, 2021, and such proposal is brought before the 2021 meeting of stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such stockholder proposal on those persons selected by management to vote the proxies. Even if a stockholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit any proposals they might have by certified mail, return receipt requested to the Company.

Incorporation by Reference

The SEC allows the Company to incorporate information “by reference” into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be a part of this Proxy Statement and is being delivered to you with this Proxy Statement.

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, a copy of which (without exhibits) is being delivered to you with this Proxy Statement and which contains important information about the Company that is not set forth in this Proxy Statement.

Annual Report on Form 10-K

Together with this Proxy Statement, the Company is sending a copy of its 2019 Annual Report on Form 10-K (without exhibits) to all of its stockholders of record as of September 21, 2020. The 2019 Annual Report contains the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2018 and 2019.

A copy of the Company’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended December 31, 2019 filed with the SEC may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019, Attention: Chief Executive Officer.

By Order of the Board of Directors

/s/ Uri Yablonka
Uri Yablonka, Chief Business Officer and Secretary
New York, New York
October 1, 2020

27

Appendix A

BRAINSTORM CELL THERAPEUTICS INC.

AMENDMENT NO. 3

TO

2014 STOCK INCENTIVE PLAN

The 2014 Stock Incentive Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is hereby amended by this AMENDMENT NO. 3 as follows:

Section 4(a)(1) of the Plan is hereby deleted in its entirety and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:

“(1). Authorized Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 5,600,000 shares (which number reflects any stock split or reverse stock split prior to the date of its adoption, and which number shall be automatically adjusted after the date of its adoption in accordance with Section 7(a) below) of common stock, $0.00005 par value per share, of the Company (the “Common Stock”). Subject to such overall limitation, no more than 5,600,000 shares of Common Stock (subject to adjustment under Section 7) may be issued under the Plan in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

**********

Adopted by the Board of Directors of the Company: September 30, 2020.

Adopted by the Stockholders of the Company: __, 2020.

Appendix B

BRAINSTORM CELL THERAPEUTICS INC.

AMENDMENT NO. 3

TO

2014 GLOBAL SHARE OPTION PLAN

The 2014 Global Share Option Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is hereby amended by this AMENDMENT NO. 3 as follows:

Section 5.1 of the Plan is hereby deleted in its entirety and a new Section 5.1 is inserted in lieu thereof which shall read as follows:

“5.1 The Company has reserved 5,600,000 (which number reflects any stock split or reverse stock split prior to the date of its adoption, and which number shall be automatically adjusted after the date of its adoption in accordance with Section 7 below) authorized but unissued Shares for the purposes of the Plan and for the purpose of the Company’s other share option plans when applicable, subject to adjustment as set forth in Section 7 below. The pool of shares available for issuance under the Plan is the same pool of shares reserved and available for issuance under the 2014 Stock Incentive Plan (the “U.S. Plan”). Accordingly, shares issued pursuant to awards under either the Plan or the U.S. Plan shall reduce the number of shares available for future issuance under each plan. The shares available for issuance under the U.S. Plan and the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Award may again be subjected to an Award under the Plan or under future plans.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

**********

Adopted by the Board of Directors of the Company: September 30, 2020.

Adopted by the Stockholders of the Company: __, 2020.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com BRAINSTORM CELL THERAPEUTICS INC. 1325 AVENUE OF AMERICAS 28TH FLOOR NEW YORK, NY 10019 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 9, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BCLI2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 9, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D24212-P44842 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRAINSTORM CELL THERAPEUTICS INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1.Election of Directors Nominees: !!! 01) Dr. Jacob Frenkel 02) Dr. Irit Arbel 03) Sankesh Abbhi 04) Dr. June S. Almenoff 05) Dr. Anthony Polverino 06) Malcolm Taub 07) Uri Yablonka The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! !! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 3.To ratify the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the Company's independent registered public!!! accounting firm for the current fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

   Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D24213-P44842 BRAINSTORM CELL THERAPEUTICS INC. Annual Meeting of Stockholders November 10, 2020 at 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Chaim Lebovits, Dr. Ralph Kern, Preetam Shah and Uri Yablonka, or any one of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRAINSTORM CELL THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on November 10, 2020, virtually via the internet at www.virtualshareholdermeeting.com/BCLI2020 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side